Exhibit 99.1

Resource REIT to be Acquired by Blackstone Real Estate Income Trust

in $3.7 Billion Transaction

Philadelphia, PA (January 24, 2022) – Resource REIT, Inc. (the “REIT” or the “Company”), a publicly registered non-traded real estate investment trust, announced today that it has entered into a definitive agreement with Blackstone Real Estate Income Trust, Inc. (“BREIT”), under which BREIT will acquire all of the outstanding shares of common stock of the REIT for $14.75 per share in an all-cash transaction valued at $3.7 billion, including the assumption of the REIT’s debt.

Under the terms of the agreement, BREIT will acquire the REIT’s portfolio of multifamily, garden-style assets comprised of 42 apartment communities totaling more than 12,600 units. The assets feature significant green space and amenities and are located in some of the strongest and fastest growing submarkets spanning 13 states, including Arizona, Colorado, Florida, Georgia and Texas.

“We are very pleased to reach this agreement with BREIT, as it will provide significant and certain value to our stockholders,” said Alan F. Feldman, Chairman and CEO of Resource REIT. “The transaction’s premium represents the cumulative hard work and dedication of our talented team of professionals, and we are confident that these communities are in good hands with Blackstone.”

Asim Hamid, Senior Managing Director at Blackstone Real Estate, said, “This transaction represents a continuation of our high-conviction investing in top-quality multifamily communities in growth markets across the U.S. Blackstone intends to capitalize on our expertise, scale, and best-in-class management practices to ensure these properties are well maintained and provide an exceptional experience for residents.”

The transaction has been unanimously approved by the REIT’s Board of Directors and represents a premium of 63 percent to the REIT’s most recently published Net Asset Value of $9.06 per share, which was initially determined twelve months ago by the REIT’s Board of Directors as of January 28, 2021. The transaction is expected to close in the second quarter of 2022, subject to customary closing conditions, including the approval of the REIT’s common stockholders. The transaction is not contingent on receipt of financing.

Lazard Frères & Co. LLC is acting as exclusive financial advisor to the REIT and DLA Piper LLP (US) is acting as legal counsel. BofA Securities, BMO Capital Markets Corp., Eastdil Secured Advisors LLC and RBC Capital Markets LLC are acting as financial advisors to BREIT and Simpson Thacher & Bartlett LLP is acting as legal counsel.

About Resource REIT, Inc.

Resource REIT, Inc. (the “REIT” the “Company”) is a self-managed real estate investment trust that owns a diverse portfolio of suburban apartment communities in targeted markets across the United States.

The REIT owns 42 (excluding three properties previously agreed to be sold) multifamily properties across 13 states as of December 31, 2021. For more information, visit the REIT’s website at www.ResourceREIT.com.

About Blackstone Real Estate Income Trust, Inc.

Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a perpetual-life, institutional quality real estate investment platform that brings private real estate to income focused investors. BREIT invests primarily in stabilized, income-generating U.S. commercial real estate across key property types and to a lesser extent in real estate debt investments. BREIT is externally managed by a subsidiary of Blackstone (NYSE: BX), a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $230 billion in investor capital under management. Further information is available at www.breit.com.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.resourcereit.com, or by contacting the Company’s Investor Relations Department at 866-469-0129.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 25, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 26, 2021 and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed merger transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company and BREIT believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company or BREIT to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by each of the Company and BREIT from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. Neither the Company nor BREIT undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

Resource REIT Contact

Marianne McGuire

(267) 256-5964

mmcguire@resourcereit.com

Blackstone Media Contact

Jeffrey Kauth

(212) 583-5395

Jeffrey.kauth@Blackstone.com